Registration No. 33-51737


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                  TO FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                      INDIANAPOLIS POWER & LIGHT COMPANY
            (Exact name of registrant as specified in its charter)


          Indiana                                35-0413620
    (State or other jurisdiction                 (I.R.S. Employer
     of incorporation or organization)           Identification No.)


One Monument Circle                        John R. Brehm
P.O. Box 1595                              Senior Vice President, Finance
Indianapolis, Indiana 46206-1595             and Information Services
(317) 261-8261                             Indianapolis Power & Light Company
                                           One Monument Circle, P.O. Box 1595
(Address, including zip code, and          Indianapolis, Indiana 46206-1595
telephone number, including area code,     (317) 261-8261
of registrant's principal executive        (Name, address, including zip
offices)                                   code, and telephone number,
                                           including area code, of agent for
                                           service)


Copies to:                Bryan G. Tabler, Esquire
             Senior Vice President, Secretary and General Counsel
                      Indianapolis Power & Light Company
                      One Monument Circle, P.O. Box 1595
                       Indianapolis, Indiana 46206-1595

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  PART II


                  INFORMATION NOT REQUIRED IN PROSPECTUS



     By means of this Post-Effective Amendment No. 1 to its Registration Statement on Form S-3 (Registration No. 33-51737) and pursuant to the undertaking in such Registration Statement, Indianapolis Power & Light Company hereby removes from registration $55,000,000 aggregate principal amount of its First Mortgage Bonds, which constitute all of the securities registered pursuant to the Registration Statement which were not sold pursuant to the Registration Statement.












                     (space intentionally left blank)

                                SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on April 29, 1997.

                                   INDIANAPOLIS POWER & LIGHT COMPANY


                              By:   /s/ John R. Hodowal
                                   (John R. Hodowal, Chairman of the Board
                                   and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signatures                    Title                    Date

(i)   Principal Executive Officer:


 /s/ John R. Hodowal           Chairman of the Board
 (John R. Hodowal)             and Chief Executive Officer    April 29, 1997


(ii)  Principal Financial Officer:


   /s/ John R. Brehm           Senior Vice President -
   (John R. Brehm)             Finance and Information
                                 Services                     April 29, 1997


(iii) Controller or Principal
      Accounting Officer:

   /s/ Stephen J. Plunkett
   (Stephen J. Plunkett)       Controller                    April 29, 1997

(iv) A Majority of the Board
     of Directors:



     *Joseph D. Barnette, Jr.           Director
     *Robert A. Borns                   Director
     *Mitchell E. Daniels, Jr.          Director
     *Rexford C. Early                  Director
     *Otto N. Frenzel III               Director
     *Max L. Gibson                     Director
     *Edwin J. Goss                     Director
     *Earl B. Herr, Jr.                 Director
     *John R. Hodowal                   Director             April 29, 1997
     *Ramon L. Humke                    Director
     *Sam H. Jones                      Director
     *Andre B. Lacy                     Director
     *L. Ben Lytle                      Director
     *Michael S. Maurer                 Director
     *Sallie W. Rowland                 Director
     *Thomas H. Sams                    Director








*By:    /s/ John R. Hodowal
        (John R. Hodowal, Attorney-in-Fact)